                                                                     Exhibit 11

                                 EXEL LIMITED

                COMPUTATION OF EARNINGS PER ORDINARY SHARE AND
                          ORDINARY SHARE EQUIVALENT

                       (U.S. dollars in thousands except
                              per share amounts)

                                             Three Months Ended             Six Months Ended
                                                  May 31,                         May 31,

                                              1997        1996               1997       1996
                                                (Unaudited)                    (Unaudited)
                                                  (U.S. Dollars in thousands except per
                                                             share amounts)
(A)  Earnings per ordinary
     share and ordinary share
     equivalent -- primary:
       Weighted average shares
         outstanding .........                84,883     92,354          85,850       93,362
       Average stock options
         outstanding (net of
         repurchased shares
         under the treasury
         stock method .......                    976      1,191             970        1,160
                                            --------   --------        --------     --------

       Weighted average ordinary
         shares and ordinary
         shares equivalents
         outstanding ........                 85,859     93,545          86,820       94,522
                                            --------   --------        --------     --------

       Net income:
         Actual net income ...            $  211,580  $  88,986      $  319,698   $  296,075
         Assumed earnings on
         excess option proceeds                  -          -               -            -
                                            --------   --------        --------     --------

       Adjusted net income ...            $  211,580  $  88,986      $  319,698   $  296,075
                                            ========   ========        ========     ========

       Earnings per ordinary
         share and ordinary
         share equivalent ....            $     2.46  $    0.95      $     3.68   $     3.13
                                            ========   ========        ========     ========

                                             Three Months Ended             Six Months Ended
                                                  May 31,                         May 31,

                                              1997        1996               1997       1996
                                                (Unaudited)                    (Unaudited)
                                                  (U.S. Dollars in thousands except per
                                                             share amounts)
(B)  Earnings per ordinary
     share and ordinary share
     equivalent -- assuming full
      dilution:
       Weighted average shares
         outstanding .........                84,884     92,354          85,850       93,362
       Average stock options
         outstanding (net of
         repurchased shares
         under the treasury
         stock method .......                  1,070      1,191           1,123        1,200
                                            --------   --------        --------     --------

       Weighted average ordinary
         shares and ordinary
         shares equivalents
         outstanding ........                 85,954     93,545          86,973       94,562
                                            --------   --------        --------     --------

       Net income:
         Actual net income ...            $  211,580  $  88,986      $  319,698   $  296,075
         Assumed earnings on
         excess option proceeds                -           -              -            -
                                            --------   --------        --------     --------

       Adjusted net income ...            $  211,580  $  88,986      $  319,698   $  296,075
                                            ========   ========        ========     ========

       Earnings per ordinary
         share and ordinary
         share equivalent ....            $     2.46  $    0.95      $     3.68   $     3.13
                                            ========   ========        ========     ========